UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 30, 2017

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Stanley Furniture Company, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	No. 0-14938	54-1272589
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

200 North Hamilton Street
High Point, North Carolina 27260	27260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (336) 884-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entering into a Material Definitive Agreement

On January 30, 2017, Stanley Furniture Company, Inc. (the “Company”) entered into an Agreement (the “Hale Agreement”) with Hale Partnership Fund, LP and certain affiliates, (the “Hale Group”) a shareholder group that collectively owns approximately 10.2% of the Company’s outstanding common stock and who had nominated two candidates for election to the Company’s Board of Directors (the “Board”) at the 2017 Annual Stockholders meeting.  Under the Hale Agreement, the Company appointed Steven A. Hale II to the Board, as well as the Corporate Governance and Nominating Committee and Compensation and Benefits Committee of the Board, effective February 1, 2017 and the Hale Group withdrew its nominations. With the addition of Mr. Hale, the Board has been expanded to seven directors. Mr. Hale’s term as a director will end at the Company’s 2017 Annual Meeting of Stockholders.  The Board has also nominated Mr. Hale and Jeffrey S. Gilliam, a director whose term expires at the 2017 Meeting, for election by the stockholders at the 2017 Annual Meeting of Stockholders for a term that will expire at the 2020 Annual Meeting of Stockholders.  The Board has approved reducing the Board back to six directors effective at the 2017 Annual Meeting of Stockholders when the term of Mr. T. Scott McIlhenny expires.

The Hale Agreement contains various other terms and provisions, including with respect to standstill and voting commitments entered into by the Hale Group.  The Hale Agreement also permits the Hale Group to purchase up to an additional 8% of the Company’s outstanding common stock without becoming an Acquiring Person as defined in the Rights Agreement, dated December 5, 2016 (the “Rights Agreement”), between the Company and Continental Stock Transfer & Trust Company, as Rights Agent. The Hale Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.  The foregoing description of the Hale Agreement pursuant to which Mr. Hale was appointed is qualified in its entirety by reference to such exhibit.

In connection with entering into the Hale Agreement, the Company entered into Amendment No. 1, dated January 30, 2017 (the “2016 Agreement Amendment”), to the Agreement dated January 7, 2016 among the Company and the entities and natural persons listed on Exhibit A thereto relating to the appointment of Justyn R. Putnam to the Board.  The 2016 Agreement Amendment eliminates the provision of the 2016 Agreement providing for the Board to be expanded to seven and permitted the Hale-Talanta Group (as defined in the 2016 Agreement) to recommend a person for consideration and appointment as the additional director after the filing of the Company’s Form 10-K for 2016 in the event of certain financial results.  The 2016 Agreement Amendment is attached hereto as Exhibit 10.2 and is hereby incorporated by reference.  The foregoing description of the Agreement Amendment is qualified in its entirety by reference to such exhibit.

In connection with entering into the Hale Agreement, the Company entered into Amendment No. 1, dated January 30, 2017 (the “Rights Agreement Amendment”), to the Rights Agreement.  The Rights Agreement Amendment amends the definition of Acquiring Person to exclude any member of the Hale Group provided that any purchases made by members of the Hale Group after December 5, 2016 are made in compliance with Section 1(h) of the Hale Agreement.  The Rights Agreement Amendment is attached hereto as Exhibit 4.1 and is hereby incorporated by reference.  The foregoing description of the Rights Agreement Amendment is qualified in its entirety by reference to such exhibit.

Except for the Hale Agreement, the 2016 Agreement Amendment and the Rights Agreement Amendment, there were no arrangements or understandings pursuant to which Mr. Hale was appointed to the Board.

On January 30, 2017, the Company issued a press release relating to the Agreement and the appointment of Steven A. Hale II to the Board.  This press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 3.03

Material Modification to Rights of Security Holdings.

In connection with entering into the Hale Agreement, the Company entered into the Rights Agreement Amendment relating to the Rights Agreement pursuant to which the Company issued preferred stock purchase rights.  The Rights Agreement Amendment amends the definition of Acquiring Person to exclude any member of the Hale Group provided that any purchases made by members of the Hale Group after December 5, 2016 are made in compliance with Section 1(h) of the Hale Agreement.  The Rights Agreement Amendment is attached hereto as Exhibit 4.1 and is hereby incorporated by reference.  The foregoing description of the Rights Agreement Amendment is qualified in its entirety by reference to such exhibit.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.  Pursuant to the Hale Agreement, Mr. Hale has agreed to serve on the Board without compensation.  Mr. Hale is expected to enter into the standard indemnification agreement between the Company and each of its directors. There are no transactions between Mr. Hale and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

4.1

Amendment No. 1, dated as of January 30, 2017, to the Rights Agreement, dated as of December 5, 2016, between Stanley Furniture Company, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent.

10.1

Agreement, dated as of January 30, 2017, by and among Stanley Furniture Company, Inc. and the entities and natural persons listed on Exhibit A thereto.

10.2

Amendment No. 1, dated as of January 30, 2017, to the Agreement, dated as of January 7, 2016, by and among Stanley Furniture Company, Inc. and the entities and natural persons listed on Exhibit A thereto.

99.1

Press release of the Company dated January 30, 2017 announcing the appointment of Steven A. Hale II to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

   STANLEY FURNITURE COMPANY, INC.

Date: January 30, 2017	By:	/s/Anita W. Wimmer
Anita W. Wimmer
Vice President of Finance
(Principal Financial and Accounting
Officer)